UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 1, 2014

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.                                        Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2014, Penns Woods Bancorp, Inc. (the “Corporation”), Jersey Shore State Bank (“JSSB”), the wholly-owned banking subsidiary of the Corporation, and Richard A. Grafmyre, President and Chief Executive Officer of the Corporation and the Bank, entered into an amendment to Mr. Grafmyre’s employment agreement, dated October 29, 2010, as amended (the “Employment Agreement”).  The amendment revises the Employment Agreement to reflect Mr. Grafmyre’s current base salary of $425,000, and also revises the amount he would be entitled to receive if his employment were terminated without cause or he were to terminate his employment for specified events of good reason following a change in control of the Corporation to include in the calculation of the severance payment (in addition to base salary) the average of the last three annual bonuses paid to him.  The amendment also revises the definition of “good reason” following a change in control to include a relocation beyond 25 miles of Mr. Grafmyre’s office location on the date of a change in control.

On February 1, 2014, the Corporation, JSSB, and Brian L. Knepp, Senior Vice President and Chief Financial Officer of the Corporation and the Bank, entered into an amended and restated employment agreement.  The amended and restated employment agreement revises the terms of Mr. Knepp’s current employment agreement to:  (i) add the title of Senior Vice President; (ii) reflect his current base salary of $162,504 and provide for use of an automobile; (iii) extend the term of the agreement until December 31, 2016 with automatic annual renewals thereafter absent notice of nonrenewal from either party; (iv) provide a minimum period of severance of six months in the event that Mr. Kenpp’s employment is terminated without cause prior to a change in control; (v) revise the definition of “good reason” following a change in control to include a relocation beyond 25 miles of Mr. Knepp’s office location on the date of a change in control; and (vi) reduce the time period during which Mr. Knepp is entitled to receive medical and health insurance if his employment were terminated without cause or he were to terminate his employment for specified events of good reason following a change in control of the Corporation from two years to one year.

A copy of the second amendment to Mr. Grafmyre’s Employment Agreement and a copy of the amended and restated employment agreement for Mr. Knepp are attached hereto as Exhibits 10(iii) and 10(iv), respectively, and are incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(c)           Exhibits:

The following exhibits are filed herewith:

10(i)  Employment Agreement, dated October 29, 2010, by and among Penns Woods Bancorp, Inc., Jersey Shore State Bank, and Richard A. Grafmyre (incorporated herein by reference to Exhibit 10.1 of the Corporation’s Current Report on Form 8-K filed on November 2, 2010).

10(ii) Amendment to Employment Agreement, dated June 12, 2012, by and among Penns Woods Bancorp, Inc., Jersey Shore State Bank, and Richard A. Grafmyre (incorporated herein by reference to Exhibit 10.1 of the Corporation’s Current Report on Form 8-K filed on June 14, 2012).

10(iii) Second Amendment to Employment Agreement, dated February 1, 2014, by and among Penns Woods Bancorp, Inc., Jersey Shore State Bank, and Richard A. Grafmyre.

10(iv) Amended and Restated Employment Agreement, dated February 1, 2014, by and among Penns Woods Bancorp, Inc., Jersey Shore State Bank, and Brian L. Knepp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: February 5, 2014
	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer